                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                AMERUS CAPITAL I
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       DELAWARE                                               42-6559006
-----------------------                               --------------------------
(State of incorporation                                     (I.R.S. Employer
or organization)                                           Identification No.)

                  418 Sixth Avenue, Des Moines, Iowa 50306-2499
--------------------------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


                           AMERUS LIFE HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         IOWA                                                  42-1459712
------------------------                              --------------------------
(State of incorporation                                     (I.R.S. Employer
or organization)                                           Identification No.)

                  418 Sixth Avenue, Des Moines, Iowa 50306-2499
--------------------------------------------------------------------------------
            (Address of principal executive offices)       (Zip Code)

If this Form relates to                           If this Form relates to
the registration of a                             the registration of a class
class of debt securities                          of debt securities and is to
and is effective upon                             become effective
filing pursuant to General                        simultaneously with the
Instruction A(c)(1) please                        effectiveness of a concurrent
check the following box. [ ]                      registration statement under
                                                  the Securities Act of 1933
                                                  pursuant to General
                                                  Instruction A(c)(2) please
                                                  check the following box. [ ]

Title of each Class of                            Name of Exchange on which each
Securities to be registered                       Class is to be registered:
pursuant to Section 12(b)
of the Act:

AmerUs Capital I ___%                             New York Stock Exchange
Cumulative Quarterly Income
Preferred Securities (QUIPS-SM-)
(and the guarantee and
subordinated debentures related
thereto)


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED

          The Cumulative Quarterly Income Preferred Securities (the "Preferred Securities")of AmerUs Capital I, a trust formed under the laws of the State of Delaware (the "Issuer"), registered hereby represent undivided beneficial interests in the assets of the Issuer and are guaranteed by AmerUs Life Holdings, Inc., an Iowa corporation (the "Company"), to the extent set forth in the Form of Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee"), which has been filed with the Securities and Exchange Commission as Exhibit 4.4 to the Registration Statement on Form S-1 of the Issuer and the Company (Registration Number 333-13713) (the "Registration Statement"). The descriptions (the "Descriptions") of the Preferred Securities and the Guarantee are set forth in the Preliminary Prospectus dated October 8, 1996, which is included in and forms a part of the Registration Statement, under the captions "Description of the Preferred Securities," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee." Such Descriptions are incorporated by reference herein and made a part hereof. ("QUIPS" is a servicemark of Goldman, Sachs & Co.)

ITEM 2.   EXHIBITS


Exhibit No.                          Description
-----------                          -----------
     1 Certificate of Trust of the Issuer (incorporated by reference to Exhibit 3.4 to the Registration Statement)

     2 Trust Agreement (incorporated by reference to Exhibit 3.5 to the Registration Statement)

     3 Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 3.6 to the Registration Statement)

     4 Form of Indenture between the Company and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement)

     5              Form of Preferred Security (incorporated by reference to
                    Exhibit 4.2 to the Registration Statement)

     6 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.3 to the Registration Statement)

     7 Form of Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement)

                                   SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.


Date:  October 24, 1996



                              AMERUS LIFE HOLDINGS, INC.



                              By:  /s/ Roger K. Brooks
                                   ------------------------------
                                   Roger K. Brooks
                                   Chairman, President and
                                   Chief Executive Officer



                              AMERUS CAPITAL I

                              By:  Wilmington Trust Company, not in its
                                   individual capacity but solely as Trustee


                              By:  /s/Emmett R. Harmon
                                   -----------------------------
                                                  , Trustee
                                     Vice President

                                  EXHIBIT INDEX



Exhibit No.                            Description
-----------                            -----------

     1 Certificate of Trust of the Issuer (incorporated by reference to Exhibit 3.4 to the Registration Statement)

     2 Trust Agreement (incorporated by reference to Exhibit 3.5 to the Registration Statement)

     3 Form of Amended and Restated Trust Agreement (incorporated by reference to Exhibit 3.6 to the Registration Statement)

     4 Form of Indenture between the Company and Wilmington Trust Company, as Indenture Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement)

     5              Form of Preferred Security (incorporated by reference to
                    Exhibit 4.2 to the Registration Statement)

     6 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.3 to the Registration Statement)

     7 Form of Guarantee Agreement between the Company and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.4 to the Registration Statement)